Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/31/2019

Work Order Item Number:	W2019103101299 - 203475
Filing Number:	20190257391
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	10/31/2019 10:30:35 AM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: C22368-1996	**Entity Name:** PHARMACYTE BIOTECH, INC.
Entity Status: Active	**Expiration Date:** None

Commercial Registered Agent
REGISTERED AGENTS INC.
401 RYLAND ST STE 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

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Commercial Recording Division
202 N. Carson Street

1. Entity information Name of entity as on file with the Nevada Secretary of State : PHARMACYTE BIOTECH, INC. Entity or Nevada Business Identification Number (NVID) : NV19961216201 2. Restated or Amended and Restated Articles Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. (Select one): (If amending and restating only, complete section 1, 2 and 6.) 3. Type of amendment filing being completed: Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued (Select only one box): (If amending, complete section 1,3,5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Filed in the Office of Secretary of State State Of Nevada Business Number C22368 - 1996 Filing Number 20190257391 Filed On 10/31/2019 10:30:35 AM Number of Pages 5 This form must be accompanied by appropriate fees. page 1 of 2

4. Effective date and Time: (Optional) Date: 10/31/2019 Time: (must not be later than 90 days after the certificate is filed) 5. Information Being Changed: (Domestic corporations only) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added . Articles have been deleted Other . The articles have been amended as follows : (provide article numbers, if available) (attach additional page(s) if necessary) 6. Signature: (Required) X Kenneth L. Waggoner Officer Signature of Officer, Incorporator or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) This form must be accompanied by appropriate fees. page 2 of 2

Filed in the Office of Secretary of State State Of Nevada Business Number C22368 - 1996 Filing Number 20190257391 Filed On 10/31/2019 10:30:35 AM Number of Pages 5

CERTIFICATE OF AMENDMENT

(pursuant to NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

of

PharmaCyte Biotech, Inc.

PharmaCyte Biotech, Inc., ("Corporation'"), a corporation organized and existing under the laws of the State of Nevada hereby certifies as follows:

1.	The name of the Corporation is PharmaCyte Biotech, Inc..

2.	Article IV of the Articles of Incorporation of Corporation is hereby amended and restated in its entirety to provide as follows:

The authorized capital stock of the Corporation is Two Billion Five Hundred Million (2,500,000,000) shares, of which Two Billion Four Hundred and Ninety Million (2,490,000,000) shares with a par value of $.0001 per share, shall be designated, “Common Stock” and of which Ten Million (10,000,000) shares with a par value of $.0001 per share, shall be designated “Preferred Stock.” The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors of the Corporation (“Board”) in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited and whether the class will vote with the Common Stock of the Corporation as one class, or otherwise;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(iv)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

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(vi)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(viii)	the provisions, if any, of a sinking fund applicable to such series; and

(ix)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

3.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 50.41%.

4.	This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this 31st day of October, 2019.

By: /s/ Kenneth L. Waggoner
Name: Kenneth L. Waggoner
Title: Chief Executive Officer President and General Counsel

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